BRITISH COLUMBIA

*NUMBER:* **649186**

# CERTIFICATE OF CHANGE OF NAME

***COMPANY ACT***

***I Hereby Certify*** *that*

649186 B.C. LTD.

has this day changed its name to

**XERXES HEALTH CORP.**

***Issued*** *under my hand at Victoria, British Columbia on September 09, 2003*

JOHN S. POWELL
*Registrar of Companies*
PROVINCE OF BRITISH COLUMBIA
CANADA